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                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Anker Coal Group, Inc. of our report dated March 29, 1999 relating to the financial statements of Anker Coal Group, Inc. and our report dated February 28, 1997 relating to the financial statements of Anker Group, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
December 3, 1999